EXHIBIT 99.1

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G/A (including amendments thereto) with respect to the common stock, $.001 par value per share of St. Joseph, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 17th day of February 2009.


                                                DESERT PROJECTS, INC.

                                                By: /s/ David Rennie
                                                    ----------------
                                                David Rennie
                                                President


                                                JAMES RALPH HOUSTON

                                                By: /s/ James Ralph Houston
                                                    -----------------------
                                                Controlling Shareholder of
                                                Desert Projects, Inc.